Exhibit 99.1
JOINT FILER INFORMATION

Item	Information
Name:	Paula Perrotti
Address:	c/o Darren Wallace, Esq. Day Pitney LLP One Canterbury Green Stamford, CT 06901
Designated Filer:	Estate of Frank Perrotti, Jr.
Date of Event Requiring Statement (Month/Day/Year):	1/30/2017
Issuer Name and Ticker or Trading Symbol:	Aftermaster, Inc. [AFTM]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable.
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Item	Information
Name:	David Perrotti
Address:	c/o Darren Wallace, Esq. Day Pitney LLP One Canterbury Green Stamford, CT 06901
Designated Filer:	Estate of Frank Perrotti, Jr.
Date of Event Requiring Statement (Month/Day/Year):	1/30/2017
Issuer Name and Ticker or Trading Symbol:	Aftermaster, Inc. [AFTM]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable.
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person